[MILLER & MCCOLLOM LETTERHEAD]


April 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K of Go Online Networks Corporation for the event that occurred on April 29, 2002, and are in agreement with the statements contained therein insofar as they relate to our firm.



                                      /s/ Miller & McCollom
                                      Miller & McCollom
                                      Denver, Colorado